Exhibit 99.2

Nimble Storage Announces Third Quarter 2016 Results

San Jose, Calif. – November 19, 2015 – Nimble Storage (NYSE: NMBL), the flash storage solutions company, today reported financial results for the fiscal third quarter 2016. The Company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

Financial Highlights:

•	Total revenue increased 37% to $80.7 million, up from $59.1 million in the third quarter of fiscal 2015. Excluding fluctuations in foreign currency, revenue would have been $83.5 million representing a 41% increase over the third quarter of fiscal 2015.

•	Non-GAAP gross margin for the third quarter of fiscal 2016 was 66.9% compared to 67.1% in the third quarter of fiscal 2015.

•	Non-GAAP operating loss was $10.8 million or negative 13% of revenue for the third quarter of fiscal 2016, compared to a loss of $9.7 million or negative 16% of revenue in the third quarter of fiscal 2015.

•	GAAP net loss for the third quarter of fiscal 2016 was $28.6 million, or $0.36 per basic and diluted share, compared with a net loss of $28.4 million, or $0.39 per basic and diluted share in the third quarter of fiscal 2015.

•	Non-GAAP net loss for the third quarter of fiscal 2016 was $11.0 million, or $0.14 per basic and diluted share, compared with a net loss of $11.0 million, or $0.15 per basic and diluted share in the third quarter of fiscal 2015.

•	Cash flow from operations was negative $3.1 million or 4% of revenue for the third quarter of fiscal 2016, compared to negative $6.5 million or 11% of revenue in the third quarter of fiscal 2015. Free cash flow was negative $12.2 million or 15% of revenue for the third quarter of fiscal 2016, compared to negative $11.5 million or negative 19% of revenue in the third quarter of fiscal 2015.

“We have been executing a strategy of augmenting our customer base of mid-sized enterprises by focusing on expanding our presence in the large enterprise segment, while simultaneously aiming to achieve non-GAAP breakeven operating income in Q4FY16. Our Q3FY16 results fell short of our expectations for two reasons. First, we believe while we are acquiring large enterprise customers at a strong pace, our enterprise investments are taking longer to become fully productive. Second, we believe the shift in investment from commercial to enterprise business impacted our commercial revenue growth more than we anticipated,” said Suresh Vasudevan, chief executive officer, Nimble Storage. “We continue to strongly believe that the market opportunity associated with the shift from disk-centric architectures to flash-centric architectures is significant, and that our Adaptive Flash platform offers the broadest and most differentiated approach to leveraging flash storage in the modern data center.”

“We plan to make some key investments to drive growth that will constrain short-term profitability. We believe our planned investments will improve revenue growth as well as operating leverage over time. We expect that it will take several quarters to realize the impact of these investments and have factored that into our guidance for Q4FY16,” said Anup Singh, chief financial officer.

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. For the fourth quarter of fiscal 2016, Nimble Storage expects:

•	Total revenue in the range of $87.0 to $90.0 million

•	Non-GAAP operating loss in the range of $8.0 to $10.0 million

•	Non-GAAP net loss per basic and diluted share in the range of $0.11 to $0.13 based on weighted average shares outstanding of approximately 81.0 million

Business Highlights

•	Nimble Storage Named a Leader in the Gartner Magic Quadrant for General-Purpose Disk Arrays. This marks the initial entrance of Nimble Storage into the Leaders Quadrant since the company’s founding in 2008; making it the youngest vendor to be named a Leader among well-established storage vendors. The report analyzes providers of midrange, high-end, and network-attached storage systems and hybrid arrays, and positions vendors into one of four quadrants: Leaders, Challengers, Visionaries, and Niche Players.(1)

•	Nimble Storage Ranked Top 10 Fastest Growing Company in North America on Deloitte’s Technology Fast 500 Awards. Nimble Storage placed first overall in the electronic devices/hardware industry category, with 7,380 percent growth. The 2015 Technology Fast 500 award substantiates Nimble’s strong advancement in the flash storage industry as winners are recognized based on percentage fiscal year revenue growth during the period from 2011 to 2014.

•	Chief Marketing Officer Appointment Strengthens Executive Leadership Bench. Nimble Storage named Janet Matsuda as vice president and chief marketing officer, fortifying the company’s executive bench. Dan Leary, who previously led worldwide marketing, was named to lead product management, technical marketing, solutions and alliances.

•	Global Technology Distribution Council (GTDC) Named Nimble Storage as a Recipient of the Prestigious “Rising Star” Award. This industry award recognizes technology companies for exceptional regional sales growth through distribution partners over the past year. Nimble Storage received the organization’s U.S. Gold Rising Star in the Hardware category.

•	Avnet and Nimble Expand Distribution Partnership to Address Growing Demand for SmartStack Across EMEA. Our pan-EMEA expansion with Avnet, a leading global technology distributor, is based on the success of the Nimble partnership in North America. Avnet will now offer the Nimble Adaptive Flash platform along with SmartStack integrated infrastructure solutions to partners across Austria, Belgium, France, Germany, Ireland, Luxembourg, Netherlands, Switzerland, Turkey, and the UK.

•	Nimble Storage Senior Executives Lead Industry Dialogue at VMworld and Oracle Open World 2015. At these conferences, Nimble executives shared their insights on the storage industry’s technology directions and trends, and Nimble’s growth in the market. Underscored was the importance of storage consolidation in virtualized environments – helping enterprise customers and prospects to optimize application workloads, lower costs, and increase IT productivity that ultimately enable seamless scale and growth.

Conference Call Information

As previously announced, Nimble Storage will host a live question & answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the third quarter fiscal 2016.

Interested parties may access the call by dialing (877) 548-7914 in the U.S. or (719) 325-4751 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. To access the replay, please dial 888-203-1112 and enter pass code 940728. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 940728.

(1)	Gartner “Magic Quadrant for General-Purpose Disk Arrays,” written by Stanley Zaffos, Roger W. Cox, Valdis Filks, and Santhosh Rao October 21, 2015.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The Company provides non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and adjusted EBITDA. In computing these non-GAAP financial measures, the Company excludes the effects of stock-based compensation, which is a recurring expense for the Company. The Company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company discloses these non-GAAP financial measures because they are key measures used by the Company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s business. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the Company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Gartner Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including and warranties of merchantability or fitness for a particular purpose.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including our current beliefs and expectations concerning our future financial results, business plans, strategy and objectives, potential growth and market opportunities, competitive position and industry environment.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance, which is inherently uncertain, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to sell additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to convert leads into sales, our ability to recruit new or keep our existing key talent, global economic conditions, fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither the Company, nor any other person, assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Follow Nimble Storage on LinkedIn

•	Visit Nimble Storage on Facebook

•	Visit the NimbleConnect Community

About Nimble Storage

Nimble Storage (NYSE: NMBL) is redefining the storage market with its Adaptive Flash platform. Nimble’s flash storage solutions enable the consolidation of all workloads and eliminate storage silos by providing enterprises with significant improvements in application performance and storage capacity. At the same time, Nimble delivers superior data protection, while simplifying business operations and lowering costs. At the core of the Adaptive Flash platform is the patented Cache Accelerated Sequential Layout (CASL) architecture and InfoSight, an automated cloud-based management and support system that maintains storage system peak health. More than 6,800 enterprises, governments, and service providers have deployed Nimble’s flash storage solutions across more than 50 countries. For more information about Nimble Storage, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
Revenue:
Product	$65,574	$51,126	$192,519	$139,484
Support and service	15,153	7,970	39,605	19,920

Total revenue	80,727	59,096	232,124	159,404
Cost of revenue:
Product (1)	21,372	16,410	61,640	44,218
Support and service (1)	6,665	4,254	18,954	11,297

Total cost of revenue	28,037	20,664	80,594	55,515
Total gross profit	52,690	38,432	151,530	103,889
Operating expenses:
Research and development (1)	22,936	19,679	69,184	51,313
Sales and marketing (1)	49,853	36,994	142,156	102,835
General and administrative (1)	8,249	8,887	26,959	22,425

Total operating expenses	81,038	65,560	238,299	176,573

Loss from operations	(28,348)	(27,128)	(86,769)	(72,684)
Interest income, net	66	71	195	89
Other income (expense), net	(41)	(1,113)	(344)	(969)

Loss before provision for income taxes	(28,323)	(28,170)	(86,918)	(73,564)
Provision for income taxes	251	219	751	537

Net loss	$(28,574)	$(28,389)	$(87,669)	$(74,101)

Net loss per share, basic and diluted	$(0.36)	$(0.39)	$(1.12)	$(1.04)

Weighted-average shares used to compute net loss per share, basic and diluted	79,736	72,960	78,137	71,561

(1) Includes stock-based compensation expense as follows:

Cost of product revenue	$265	$486	$1,470	$1,091
Cost of support and service revenue	1,026	749	3,487	1,735
Research and development	4,888	4,595	16,957	10,727
Sales and marketing	9,132	7,575	28,632	21,160
General and administrative	2,219	4,001	10,290	7,419

Total stock-based compensation expense	$17,530	$17,406	$60,836	$42,132

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	October 31,	January 31,
	2015	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$209,712	$208,394
Accounts receivable, net	44,518	35,271
Inventories	14,705	11,981
Prepaid expenses and other current assets	5,997	4,974

Total current assets	274,932	260,620
Property and equipment, net	46,290	36,716
Restricted cash, non-current	3,978	3,983
Other long-term assets	287	255

Total assets	$325,487	$301,574

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,883	$19,799
Accrued compensation and benefits	15,221	21,128
Deferred revenue, current portion	50,189	34,246
Other current liabilities	7,818	8,063

Total current liabilities	98,111	83,236
Deferred revenue, non-current portion	55,260	40,200
Other long-term liabilities	8,528	9,566

Total liabilities	161,899	133,002

Commitments and contingencies
Stockholders’ equity:
Common stock	75	71
Additional paid-in capital	451,522	368,689
Accumulated other comprehensive loss	(402)	(250)
Accumulated deficit	(287,607)	(199,938)

Total stockholders’ equity	163,588	168,572

Total liabilities and stockholders’ equity	$325,487	$301,574

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(28,574)	$(28,389)	$(87,669)	$(74,101)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	4,047	2,213	10,985	6,041
Stock-based compensation expense	17,530	17,406	60,836	42,132
Loss on disposal of property and equipment	51	—	160	—
Provision (recoveries) for allowance for doubtful accounts	27	—	81	(32)
Provision (recoveries) for excess and obsolete inventories	4	(100)	80	(267)
Changes in operating assets and liabilities:
Accounts receivable	(1,428)	(5,132)	(9,328)	(17,044)
Inventories	(941)	(963)	(2,580)	(4,653)
Prepaid expenses and other assets	(1,113)	(1,752)	(1,055)	(1,589)
Accounts payable	2,816	3,925	6,124	11,573
Deferred revenue	7,545	10,039	31,003	27,005
Accrued and other liabilities	(3,068)	(3,769)	(5,172)	7,702

Net cash provided by (used in) operating activities	(3,104)	(6,522)	3,465	(3,233)
Cash flows from investing activities:
Purchase of property and equipment	(9,073)	(4,933)	(23,031)	(12,840)
Change in restricted cash	1	6	5	(92)

Net cash used in investing activities	(9,072)	(4,927)	(23,026)	(12,932)
Cash flows from financing activities:
Payment of issuance costs related to issuance of common stock	—	—	—	(1,210)
Proceeds from exercise of stock options, net of repurchases	1,245	1,515	6,488	4,756
Proceeds from issuance of stock under employee stock purchase plan	7,120	9,227	14,321	9,227
Excess tax benefit from employee stock plans	—	85	226	85
Payment of taxes related to net settlement of restricted stock units	—	—	—	(125)

Net cash provided by financing activities	8,365	10,827	21,035	12,733
Foreign exchange impact on cash and cash equivalents	(31)	(215)	(156)	(98)

Net increase (decrease) in cash and cash equivalents	(3,842)	(837)	1,318	(3,530)
Cash and cash equivalents, beginning of period	213,554	205,793	208,394	208,486

Cash and cash equivalents, end of period	$209,712	$204,956	$209,712	$204,956

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

GAAP gross margin	$52,690	$38,432	$151,530	$103,889
Stock-based compensation	1,291	1,235	4,957	2,826

Non-GAAP gross margin	$53,981	$39,667	$156,487	$106,715

GAAP operating margin	$(28,348)	$(27,128)	$(86,769)	$(72,684)
Stock-based compensation	17,530	17,406	60,836	42,132

Non-GAAP operating margin	$(10,818)	$(9,722)	$(25,933)	$(30,552)

GAAP net loss	$(28,574)	$(28,389)	$(87,669)	$(74,101)
Stock-based compensation	17,530	17,406	60,836	42,132

Non-GAAP net loss	$(11,044)	$(10,983)	$(26,833)	$(31,969)

Interest income, net	(66)	(71)	(195)	(89)
Provision for income taxes	251	219	751	537
Depreciation	4,047	2,213	10,985	6,041

Adjusted EBITDA	$(6,812)	$(8,622)	$(15,292)	$(25,480)

GAAP net loss per share, basic and diluted	$(0.36)	$(0.39)	$(1.12)	$(1.04)
Stock-based compensation	0.22	0.24	0.78	0.59

Non-GAAP net loss per share	$(0.14)	$(0.15)	$(0.34)	$(0.45)

Shares used to compute GAAP net loss per share, basic and diluted	79,736	72,960	78,137	71,561

Shares used to compute Non-GAAP net loss per share	79,736	72,960	78,137	71,561

GAAP net cash provided by (used in) operating activities	$(3,104)	$(6,522)	$3,465	$(3,233)
Purchase of property and equipment	(9,073)	(4,933)	(23,031)	(12,840)

Free cash flow	$(12,177)	$(11,455)	$(19,566)	$(16,073)